CUMMINS ENGINE COMPANY, INC.
                       ____________________________
                               EXHIBIT 10(g)
                               _____________
           DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
           _____________________________________________________


                      Effective as of April 15, 1994



1. Purpose. The purpose of this Deferred Compensation Plan ("the Plan") is to provide non-employee Directors of Cummins Engine
    Company, Inc. ("the Company") an opportunity to defer, in accordance with the terms and conditions set forth herein, receipt of compensation otherwise payable to them by the Company.

2. Eligibility. Each Director of the Company who is not an officer or employee of the Company is eligible to participate in the Plan. Any eligible Director who has filed an Election Form is also referred to herein as a "Participant". A Director's annual term of service is the period immediately following an Annual Shareholders Meeting to the subsequent year's Annual Shareholders Meeting. Said term of service is hereinafter referred to as "Payment Year".

    The Plan is effective for Payment Years commencing as of the 1994 Annual Shareholders Meeting.

3.  Participation:

    (a)  General Provisions

           (i) Incumbent Directors -- Prior to March 15 of any calendar year, an incumbent eligible Director may elect that the payment of all or any percentage of compensation otherwise payable during the subsequent and succeeding Payment Years for his or her services as a Director shall be deferred and credited to an account or accounts established in accordance with the terms of the Plan. (Included as "compensation" are all fees, including shares of Common Stock of the Company otherwise payable pursuant to the Company's restricted Stock Plan for Non-Employee Directors, earned as a Director, and fees to be received for serving as a chairperson or member or attending a meeting of a committee of the Board of Directors, but shall not include any consulting fees.)

           (ii) Newly-Appointed Directors -- An eligible Director newly elected to the Board of Directors may elect deferral of compensation for the balance of the Payment Year in which he or she was elected. The election to defer compensation may be made until 6:00 P.M. of the day of the Board of Directors meeting at which the Director is so elected (the time zone of location of said Board of Directors meeting shall control).

    (b) Election Form -- An election to participate in the Plan is made by filing with the Secretary of the Company, a completed Election Form (the form thereof being attached hereto) within the applicable time as specified in Section 3(a) above. A completed Election Form shall stipulate:

           (i) the percentage of the cash portion of eligible compensation and the Common Stock portion of eligible compensation to be deferred (respectively "Cash Deferrals" and "Stock Deferrals");

           (ii) the method of distribution of the total deferred compensation and accrued interest with respect to Cash
           Deferrals in:

                      one lump-sum payment or

                      specific number of annual installments, not to exceed fifteen (15);

           (iii) the date on which distribution(s) are to be made (or commence);

           (iv) the optional rate(s) of interest to be credited on Cash Deferrals; and

           (v) the beneficiary to whom payment(s) shall be paid pursuant to the Plan.

    (c) Tenure of Participation -- Participation in the Plan shall continue until the Participant either:

           (i)  ceases to be an eligible Director or

           (ii) files with the Secretary of the Company written notice to terminate participation.

    Termination of participation shall be effective at the end of the Payment Year in which either of the above events occurs.

    (d) Changes in Particulars of Participation -- Any Participant who has filed a termination of participation notice pursuant to
    Section 3(c) may file a new Election Form prior to March 15 for any Payment Year beginning after such March 15 date.

    Changes in the particulars of an Election Form with respect to deferred compensation for any Payment Year may be made before March 15 of the calendar year in which the Payment Year begins by filing a new Election Form with the Secretary of the Company, except for the designation of beneficiary(ies).

    With respect to any Payment Year, no changes may be made in the percentage of cash and of Common Stock compensation to be deferred, or in the method or date of distribution, after March 15 of the calendar year in which the Payment Year begins.

    Once during each Payment Year, a Participant may change the investment option(s) stipulated for crediting interest on Cash Deferrals.

    Changes may be made in the designation of beneficiary(ies) at any time by filing a new Election Form with the Secretary of the Company.

    (e)  Notwithstanding any other provision of this Section 3 or of
    Section 6, in the event of a Change of Control (as hereinafter defined), each Participant shall be entitled to receive all compensation deferred under the Plan, including interest credited thereon pursuant to Section 4 and dividend equivalents credited thereon pursuant to Section 5, in one lump-sum payment.

    For purposes of this Plan, a "Change of Control" means the occurrence of any of the following:

        (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

        (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

        (iii) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors ("Voting Shares"), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or

        (iv) at any time during a period of two consecutive years, individuals who, at the beginning of such period constituted the Board of Directors of the Company, shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such 2-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such 2-year period, or

        (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of
        Schedule 14A of Regulation 14A promulgated under the Exchange
        Act.

4.  Cash Deferrals:

    The Company shall establish a Deferred Cash Account in the name of each Participant who has elected to defer all or a part of the cash portion of directors' fees. For each Payment Year for which such Participant's election is in effect, there shall be credited to such Account that portion of his or her directors' fees for the Payment Year covered by such election. Any part of the cash portion of directors' fees not covered by an election shall be paid to the Participant in cash.

    As of the last day of each calendar month, there shall be computed, with respect to each Deferred Cash Account which is then in existence, an amount equal to interest on the average daily balance in such Account during such quarter, computed at the rate or rates selected by the Participant from time-to-time from among the optional rates stipulated by the Board of Directors of the Company. The Participant may choose more than one investment option in increments of at least ten percent (10%). The amount so determined shall be credited to and become part of the balance of such Account as of the first day of the next calendar month.

5.  Stock Deferrals:

    The Company shall establish a Deferred Stock Account in the name of each Participant who has elected to defer all or a part of the stock portion of directors' fees. For each Payment Year for which such Participant's election is in effect, there shall be credited to such Account all or that part (rounded up to the next whole share) of the stock portion of his or her directors' fees covered by such election. Any part of the stock portion of directors' fees not covered by an election shall be paid to the Participant in accordance with the terms of the Cummins Engine Company, Inc. Restricted Stock Plan for Non-Employee Directors.

    The Deferred Stock Account shall be credited with an amount equivalent to the dividend that would have been paid on an equal number of outstanding shares of Common Stock then credited to such Account. Such amount shall be credited as of the payment date of such dividend and converted into an additional number of whole and partial deferred shares as of such date (based on the average of the closing prices of such stock for the twenty [20] consecutive trading days immediately preceding such date). Such additional deferred shares shall thereafter be treated in the same manner as any other shares credited to such Account.

    The number and kinds of shares standing to the credit of a Participant's Deferred Stock Account shall be appropriately adjusted from time to time in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, spin-offs or other distributions of assets (other than normal cash dividends), recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization.

6. Distribution of Deferred Accounts. Distribution of amounts represented in a Deferred Cash Account and a Deferred Stock Account shall be made in a lump sum or in annual installments beginning with the first calendar quarter following the date on which the Participant ceases to be a member of the Board of Directors of the Company or in such other year and calendar quarter as the Participant may have specified by an election under this Plan. The amount of each annual installment from a Deferred Cash Account shall be determined by dividing the credit balance in such Account as of the distribution date by the number of installments then remaining unpaid. The credit balance in such Account shall be reduced by the amount of each distribution out of such Account. The number of shares comprising each annual installment from a Deferred Stock Account shall be determined by dividing the number of shares in such Account as of the distribution date by the number of installments then remaining unpaid, with the number to be distributed rounded to the next whole share. The number of shares in such Account shall be reduced by the number of shares comprising each distribution out of such Account. The value of any partial share remaining on the date of the final distribution from such Account shall be paid in cash.

7. Payments Upon Death. In the event that a Participant dies before he or she has received payment in full of all amounts or shares to which he or she is entitled under this Plan, all unpaid amounts and shares shall be paid to such person or persons as he or she may have designated in his or her last election under the Plan. If no such designation has been made, or if the designee does not survive the Participant, the Company shall pay such unpaid amounts and shares to the estate of the Participant. Payment made pursuant to this paragraph may be made either in installments or in a lump sum, as determined by the Board of Directors.

8.  Certain Tax Matters:

    If payment pursuant to subsection (e) of Section 3 ("the Lump Sum") causes the Lump Sum to be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company shall pay the Participant an additional amount ("the Gross-up Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax on the Lump Sum and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection (f), shall be equal to the Lump Sum.

    For purposes of determining whether the Lump Sum will be subject to the Excise Tax and the amount of such Excise Tax,

       (i) any other payments or benefits received or to be received by the Participant in connection with a change in control of the Company, whether payable pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change in control of the Company or any corporation affiliated (or which, as a result of the completion of a transaction causing a change of control, will become affiliated) with the Company within the meaning of Section 1504 or the Code shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant the payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code either in their entirety or in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax,

       (ii) the amount of the payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i), above), and

       (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of
       Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date of payment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment, the Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-Up attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect to such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

9.  Miscellaneous:

    Amounts and shares payable hereunder may not be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment.

    Participation in this Plan by any person shall not confer upon him or her any right to be nominated for re-election to the Board of Directors or to be re-elected to the Board of Directors.

    The Company shall not be required to reserve or otherwise set aside funds with respect to any Deferred Cash Account or Deferred Stock Account or for the discharge or payment of its obligations hereunder.

    The Board of Directors of the Company shall have plenary jurisdiction over the administration and interpretation of this Plan. All decisions of the Board, as reflected by its minutes, shall be final as to and binding upon any Participant or any other person under this Plan.

    The Board of Directors of the Company may amend this Plan in any and all respects at any time, or from time to time, and may terminate this Plan, but any such amendment or termination shall be without prejudice to any Participant's right to receive amounts or shares theretofore credited to him or her under this Plan.

    This Plan shall be governed by and construed under the law of the State of Indiana.